As filed with the Securities and Exchange Commission on September 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RITA Medical Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3199149
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of Principal Executive Offices)

RITA Medical Systems, Inc. 2000 Stock Plan

(Full Title of the Plan)

Joseph DeVivo

President and Chief Executive Officer

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Name and Address of Agent For Service)

(650) 314-3400

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mark B. Weeks

Heller Ehrman White & McAuliffe LLP

2775 Sand Hill Road

Menlo Park, California 94025

Telephone: (650) 324-7000

Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$2.975	$2,975,000	$376.93

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on September 15, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed by RITA Medical Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Prospectus filed pursuant to Rule 424(b)(3) on June 28, 2004;

(b)	Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004;

(c)	Registrant’s Current Reports on Form 8-K filed on January 13, 2004, January 21, 2004, February 11, 2004, February 19, 2004, March 5, 2004, March 11, 2004, March 24, 2004, April 1, 2004, April 29, 2004, May 10, 2004, May 14, 2004, June 3, 2004, June 9, 2004, June 28, 2004, July 9, 2004, July 30, 2004, August 3, 2004, August 9, 2004, August 30, 2004 and September 14, 2004; and

(d)	The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Item No.	Description of Item
5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.4	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1	RITA Medical Systems, Inc. 2000 Stock Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on July 31, 2001 (No. 333-66346)

Item 9.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on this 17th day of September, 2004.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Joseph DeVivo
Joseph DeVivo President and Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENT

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph DeVivo and Donald Stewart, his or her attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph DeVivo Joseph DeVivo	President, Chief Executive Officer and Director	September 17, 2004

/s/ Donald Stewart Donald Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2004

/s/ Vincent Bucci Vincent Bucci	Chairman of the Board of Directors	September 17, 2004

/s/ Harold Blue Harold Blue	Director	September 17, 2004

/s/ James E. Brands James E. Brands	Director	September 17, 2004

/s/ John Gilbert John Gilbert	Director	September 17, 2004

/s/ Scott Halsted Scott Halsted	Director	September 17, 2004

/s/ Wesley E. Johnson, Jr. Wesley E. Johnson, Jr.	Director	September 17, 2004

/s/ Randy Lindholm Randy Lindholm	Director	September 17, 2004

/s/ Robert D. Tucker Robert D. Tucker	Director	September 17, 2004

Index to Exhibits

Item No.	Description of Item

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.4	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1	RITA Medical Systems, Inc. 2000 Stock Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on July 31, 2001 (No. 333-66346)